UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material under §240.14a-12

IHEARTMEDIA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 17, 2026, iHeartMedia, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its definitive proxy statement for the 2026 Annual Meeting of Stockholders to be held on June 4, 2026 (the “Proxy Statement”). The Company is filing this supplement to the Proxy Statement to provide additional information to its stockholders commencing on or about May 22, 2026.

Stockholder Outreach

Spring 2026

AMERICA'S #1 AUDIO COMPANY | REACHING 9 OUT OF 10 AMERICANS EVERY MONTH | RADIO · PODCASTS · STREAMING · INFLUENCERS · LIVE EVENTS | GUARANTEED HUMAN

Forward-Looking Statements

Certain statements in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries (the "Company"), to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "believe," "expect," "anticipate," "estimates," "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements regarding the Company's anticipated growth and continued investments; our expected costs savings; utilization of new technologies, programmatic platforms, and revenue opportunities; improving operational efficiency; future advertising demand; trends in the advertising industry, including on other media platforms; strategies, goals, partnerships and initiatives; future market share; our anticipated financial condition and financial performance, including our outlook as to second quarter and full year 2026 consolidated results of operations and segment-level performance expectations; and our future liquidity and net leverage; executive leadership continuity and succession planning; and long-term value creation are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this presentation include, but are not limited to: risks related to global economic or political uncertainty and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; risks related to our use of artificial intelligence; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation and royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny and regulation of environmental, social and governance matters; risks related to our Class A common stock; regulations impacting our business and the ownership of our securities; and risks related to adverse political effects, acts or threats of terrorism or military conflicts. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this presentation may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company's reports filed with the U.S. Securities and Exchange Commission, including in the section entitled "Part I, Item 1A. Risk Factors" of iHeartMedia, Inc.'s Annual Reports on Form 10-K and "Part II, Item 1A. Risk Factors" of iHeartMedia, Inc.'s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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iHeart Media

Executive Summary

iHeartMedia is well positioned to continue building long-term stockholder value as we execute on our transformation amid an evolving advertising and media landscape

Effective Board Composition and Stockholder Engagement	➢ The eight members of our Board bring a range of skills, experiences and tenures that help ensure a balance of viewpoints and enable effective oversight of Company strategy ➢ Continued committee rotation, with Bob Millard appointed as Audit Committee Chair in 2025 and Graciela Monteagudo joining the Nominating and Corporate Governance Committee if reelected at the 2026 Annual Meeting ➢ During 2025, our Board and management team continued its proactive stockholder engagement program, meeting with stockholders representing ~62% of our outstanding shares of Class A common stock, reinforcing our commitment to transparency and active dialogue around key strategic, business and governance topics
Strong Pay-for-Performance Alignment Reflecting Stockholder Experience and Feedback	➢ As we continue to transform our business, it remains essential to retain and incentivize our proven leadership team while maintaining our rigorous approach to paying for performance ➢ We have continued to strengthen our executive compensation program and related disclosure: • Added a 2025 PSU metric[1] tied to the reorganization of our advertising sales to best serve clients and drive results • PSUs awarded in 2026 feature three-year performance periods only, strengthening long-term alignment with stockholders • Enhanced disclosure of the evolution of our compensation program and provided additional context on our stockholder engagement efforts
Equity Plan Request	➢ Our approach to granting equity balances our need to attract, motivate, and retain high quality talent with our commitment to responsible management of dilution and sound corporate governance ➢ This year, we are requesting to increase the share reserve by an additional 13,000,000 Class A common shares to support the Company's expected equity compensation needs for at least the next three years

[1] *For Robert Pittman (our Chairman and CEO) and Richard Bressler (our President and COO)*

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Transforming an Industry Leading Audio Company

iHeartMedia at a Glance

#1
audio media company in the United States, **reaching +90% of Americans** every month

~5x
the **digital listening hours** of the **next largest commercial broadcast radio** company, as measured by Triton

345M+
social media fans & followers as measured by Shareablee

#1
podcast publisher in the United States as measured by Podtrac

4x
reach of the largest ad-enabled streaming audio player

Most #1
ranked station groups across top 160 markets and largest 50 markets

Recent Performance Highlights[1]

1. **Positive financial results** in an uncertain environment
2. **Continued momentum in Podcasting**
3. **Commitment to return Multiplatform Group to Segment Adjusted EBITDA Growth**
4. **Projected $125M in-year cost reductions** in 2026
5. **Programmatic revenue expected to grow by 50% to ~$200M in 2026**

2025 TSR Outperformance

2025 Performance vs. Proxy Peers and S&P U.S BMI Media & Entertainment Index[2]

110%
iHeart MEDIA
34%
Media & Entertainment Index
10%
Peers
Jan-25
Dec-25

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[1] Reflecting First Quarter 2026 Investor Presentation, available at investors.iheartmedia.com
[2] TSR performance period from 12/31/2024 - 12/31/2025. Reflects median TSR performance of IHRT's 2025 proxy peer group

Executive Leadership Retained Through 2029

Employment agreements for our Chairman and CEO and President and COO have been extended through December 31, 2029, ensuring executive leadership continuity during a period of transformation

Bob Pittman

Chairman & CEO, iHeartMedia

Highlights

- ✓ Has served as CEO of iHeartMedia since 2011 and Chairman since 2013
- ✓ Decades of experience with leadership roles across companies in the media sector, including Clear Channel Outdoor Holdings, AOL Time Warner, America Online, AOL Networks and Time Warner Enterprises
- ✓ Co-founder and former programmer of MTV, serving as the CEO of MTV Networks
- ✓ ***Mr. Pittman's extensive leadership and media experience remains critical to our Company's success***

Rich Bressler

President & COO, iHeartMedia

Highlights

- ✓ Has served as President since 2013 and COO since 2015; served as CFO from 2013 - 2025
- ✓ Decades of financial and operational leadership experience with former roles at Clear Channel Outdoor Holdings, private equity investment firm Thomas H. Lee Partners, Viacom, Time Warner Digital Media, and Time Warner Inc.
- ✓ Earlier in his career was a Partner at accounting firm EY
- ✓ ***Mr. Bressler's experience in and knowledge of the industry, finance and accounting are invaluable to our business***

Effective January 1, 2026, **Mike McGuinness** was appointed **Chief Financial Officer,** following years of service within the organization as Deputy Chief Financial Officer. Mr. McGuinness' employment agreement was extended **through June 2030**, as he supports the Company's long-term planning, capital structure management and disciplined financial stewardship

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Highly Qualified and Engaged Director Nominees

Well-balanced Board provides effective oversight and guidance during iHeart's continued transformation

Bob Pittman
Director since 2011

- **Chairman & CEO, iHeartMedia**

Rich Bressler
Director since 2008

- **President & COO, iHeartMedia**

Jay Rasulo
Director since 2019

- Former SVP & CFO, Disney

Lead Independent Director, Audit, Comp. (C), & N&CG

Sam Englebardt
Director since 2022

- Co-Founder & Partner, Galaxy Digital

Audit & Compensation

Robert Millard
Director since 2025

- Co-founder & Former Chairman, L3 Technologies

Audit (C) & Compensation

Cheryl Mills
Director since 2020

- Founder & CEO, BlackIvy Group

Compensation & N&CG (C)

Graciela Monteagudo
Director since 2021

- Former CEO & President, LALA U.S.

Audit & N&CG[1]

Kamakshi Sivaramakrishnan
Director since 2019

- Founder & Former CEO, Samooha (acquired by Snowflake)

N&CG

Tenure

2
3
3
Average Tenure:
8 years

▪ 0-5 years ▪ 6-10 years ▪ 11+ years

Age

2
2
4
Average Age:
63

▪ < 55 ▪ 55-65 ▪ > 65

Highly Skilled and Experienced Directors

- **Our directors possess a deep and diverse set of skills and expertise relevant to business and strategy oversight**, including within media, finance, digital businesses, content, international operations, data and technology

2025 Board Focus Areas

- The Company's continued transformation and strategic evolution
- Executive leadership continuity
- Stockholder engagement

(C) = Chair of Committee | N&CG = Nominating & Corporate Governance

[1] If reelected to our Board of Directors, Graciela Monteagudo will begin to serve on the Nominating and Corporate Governance Committee in addition to continuing to serve on the Audit Committee

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iHeart Media

Executive Compensation Program Emphasizes Performance

Our highly-performance-based program is aligned with stockholder interests - 87% of the CEO and President's target total direct compensation is at-risk

Element	Vehicle	Objectives	2025 Key Features
Base Salary	Cash	• Attracts, retains and motivates executives	• Flat for CEO & President compared to the prior year
Short-Term Incentive	Cash	• Encourages focus on performance against specific short-term goals	• Based on Adjusted EBITDA (30%), Adjusted Free Cash Flow (20%) and strategic objectives and brand purpose goal (50%)
Long-Term Incentives	**Performance Stock Units (PSUs)** *(65%)*[1]	• Links pay delivery to stock price performance • Rewards achievement of pre-specified performance objectives	• Based on three-year Adjusted EBITDA and cost savings metrics (each 25% of the overall long-term incentive award), modified +/- 25% by relative TSR measured over a three-year performance period • Advertising sales reorganization goal for CEO & President measured over three years (15% of overall long-term incentive award)
	Restricted Stock Units (RSUs) *(35%)*[1]	• Promotes retention and enhances executive stock ownership	• Three-year ratable vesting

Compensation outcomes demonstrate accountability and alignment with performance

~71% of target	2025 Annual Incentive Plan payout; fourth year in a row of below-target payouts
~102% of target	PSU payout for the most recently completed three-year cycle (2023-2025) driven by our strong relative TSR over the period

Updated for 2026: *PSUs will consist* ***entirely of three-year*** *Adjusted EBITDA metric, subject to a relative TSR modifier, an enhancement that strengthens our long-term alignment and directly responds to stockholder feedback*

[1] Reflects 2025 PSU and RSU weightings for CEO & President only. The other NEO remained at mix of 50% PSUs and 50% RSUs for 2025

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iHeart Media

Compensation Program Evolution Aligned with iHeart Strategy

We proactively ensure our compensation program reflects our business, strategy, and stockholder input

2026

Long-Term Incentive:

- ✓ Simplified PSU program to consist solely of cumulative three-year Adjusted EBITDA and relative TSR modifier, strengthening long term alignment and directly responding to stockholder feedback

2025

Short-Term Incentive:

- ✓ Added "Brand Purpose" as a metric to replace the "Corporate Responsibility, Human Capital" metric consistent with our commitment to community engagement, employee empowerment, and innovation

Long-Term Incentive:

- ✓ Added metric to PSU program tied to reorganization of our advertising sales to best serve clients and drive results

2024

Short-Term Incentive:

- ✓ Added metric measuring progress against corporate responsibility and human capital investment goals, aligned with a significant component of the Company's strategic plans and business purpose

Long-Term Incentive:

- ✓ Introduced cost savings metric in PSU program to help drive financial efficiency, operational improvements and long-term value creation
- ✓ Added PSU metric directly linked to debt refinancing for our CEO & President, reinforcing our primary strategic priority for 2024 and supporting long-term financial stability and capital efficiency

2023

Short-Term Incentive:

- ✓ Beginning in 2023, all NEOs measured against the same performance metrics
- ✓ Added cost savings metric and widened performance ranges of goals with lower upside

2022

Long-Term Incentive:

- ✓ Introduced annual equity awards as part of ongoing pay program

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iHeart Media

Executive Compensation Program Aligned with Best Practices

iHeart reviews its compensation policies regularly to ensure we maintain a program that best aligns our leadership with the interests of stockholders

Executive Compensation Enhancements Informed by Stockholder Engagement

- Enhanced readability and graphics, including detail of our compensation program's evolution, and provided additional context on our stockholder engagement efforts in Executive Compensation section of 2026 Proxy Statement
- Continued to include a Compensation Committee letter in the Proxy Statement describing our approach to 2025 executive compensation decisions
- All PSUs awarded in 2026 feature three-year performance periods only, further strengthening long-term alignment with stockholders

✓ Robust stockholder engagement program[1]

We contacted holders of 72% of our outstanding shares
We met with holders representing 62% of our outstanding shares

Key Executive Compensation Policies

- ✓ Require stock ownership by executives and directors, with minimum ownership levels defined by role
- ✓ Maintain a compensation clawback policy, which was updated in 2023 to comply with the new listing standards and covers cash and equity incentive-based compensation
- ✓ Make change-in-control severance subject to a double trigger
- ✓ Conduct an annual risk assessment to identify and mitigate any compensation program-related risk reasonably likely to have a material adverse effect on the Company
- ✓ Consult with independent compensation consultant and outside counsel on compensation levels and practices

[1] *Reflects outreach and engagement statistics for 2025*

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iHeart Media

2021 Long-Term Incentive Award Plan Amendment

Plan features appropriately balance our need to attract, motivate, and retain high quality talent with our commitment to responsible management of dilution and sound corporate governance

We are requesting an additional 13,000,000 Class A common shares which we anticipate will support the Company's equity compensation needs for at least the next three years, based on recent grant practices

- Equity-based awards are critical to aligning employee and stockholder objectives as we compete for talent in an industry where equity compensation is market practice and expected by existing personnel and prospective candidates
- Responsible approach to managing equity compensation, reflected in average burn rate of 2.82% during 2023-2025
- A portion of NEO awards are settled in cash to maintain alignment with shareholder interests while managing dilutive impact

What we do

✓ **One-year minimum vesting requirement**, subject to limited exceptions

✓ **Responsible share recycling provisions**

✓ **Annual limits on non-employee director compensation**

✓ **Awards subject to the Company's clawback policy**

What we don't do

× **No "evergreen" provisions**

× **No repricing of stock options or SARs** without stockholder approval

× **No discounted stock options or SARs**

× **No dividends or dividend equivalents paid** until the related awards vest

× **No single-trigger vesting** upon a change in control

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We Request Your Support at the 2026 Annual Meeting

The Board recommends that you vote FOR all four management proposals

Our Board recommends:	
✓	A vote **FOR** the Election of the Eight Director Nominees Named in the Proxy Statement
✓	A vote **FOR** the Ratification of the Appointment of EY as our Independent Registered Public Accounting Firm for 2026
✓	A vote **FOR** the Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers
✓	A vote **FOR** the Approval of the Second Amendment to iHeartMedia, Inc., 2021 Long-Term Incentive Award Plan

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iHeart Media

Non-GAAP Financial Measures

- This presentation includes financial metrics classified as "non-GAAP financial measures" by the Securities and Exchange Commission (SEC), such as adjusted EBITDA and adjusted free cash flow. These measures may differ from those used by other companies. The inclusion of this financial information, which is not prepared in accordance with a comprehensive set of accounting standards, is not intended to be viewed in isolation or as a replacement for financial data prepared in accordance with generally accepted accounting principles (GAAP).
- Adjusted EBITDA is defined as consolidated Operating income (loss) adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating expense, net. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, Loss on investments, net, Gain on extinguishment of debt, Other expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle.
- Free Cash Flow is defined as Cash provided by operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Adjusted Free Cash Flow as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Adjusted Free Cash Flow, among other measures, to evaluate the Company's liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Adjusted Free Cash Flow are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Adjusted Free Cash Flow. In addition, we believe that Free Cash Flow and Adjusted Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies.
- Details on the calculation of these non-GAAP financial measures, along with a reconciliation to the most directly comparable GAAP measures, can be found in our Q4 2025 Investor Presentation, released on March 2nd, 2026.

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iHeart Media